Exhibit 99.1

CMS ENERGY ANNOUNCES THIRD QUARTER EARNINGS OF $0.53 PER SHARE; RAISES LOW END OF ADJUSTED EARNINGS GUIDANCE TO $1.87 TO $1.89 PER SHARE

JACKSON, Mich., October 29, 2015 — CMS Energy announced today reported net income of $148 million, or $0.53 per share, for the third quarter of 2015 and $417 million, or $1.51 per share, for the first nine months of the year. Adjusted earnings per share for the third quarter and first nine months were the same as reported amounts.

CMS Energy raised the low end of its 2015 adjusted earnings per share guidance by a penny from $1.86-$1.89 to $1.87-$1.89, consistent with performance at the high end of its long-term plan to grow earnings per share at 5% to 7%.

For the first nine months of 2015, CMS Energy achieved high marks for customer satisfaction as it focused on reinvestments in its electric and natural gas operations, affordability and transitioning to cleaner energy sources.

“We are transitioning to a cleaner energy portfolio, which benefits our customers and Michigan as it develops a compliance strategy for the federal Clean Power Plan,” said John Russell, president and chief executive officer for CMS Energy and its principal subsidiary, Consumers Energy.

“We’ll be buying competitively priced renewable energy from a new 100 megawatt wind park in Huron County, allowing us to exceed the renewable energy requirements in Michigan’s current law. We’re building two new community solar gardens, the largest program in the state, in collaboration with Grand Valley State University and Western Michigan University,” said Russell. “We’re also adding the clean-burning Jackson Gas Plant to our generating portfolio in the next few months as we retire our seven oldest coal plants by the second quarter of 2016 in April.”

The Company’s work to lower industrial electric rates and keep residential bills low is helping to stimulate job growth and economic development in Michigan. In part due to the Company’s efforts, Chilean-based Arauco announced during the quarter a new particle board manufacturing facility in Grayling, creating 250 jobs. Separately, General Motors announced upgrade and expansion plans for its manufacturing facilities in Flint and Grand Rapids, adding 300 jobs.

These expansions are in addition to recent announcements of new facilities in Michigan by Italian-based Brembo, and Dicastal, a Chinese company. Meanwhile, Michigan’s economy continues to make progress as the state’s unemployment rate fell below the U.S. average for the first time since 2000.

On the natural gas side of the business, Consumers Energy reduced fuel costs to the lowest level since 2001, due to abundant supplies and the Company’s investment of more than $400 million over the last five years in its gas delivery and storage system. The lower costs are driving a 15 percent expected reduction this winter in heating costs for an average residential customer, along with savings for business customers.

The Company expects to double investments in its gas business over the next decade. Those investments include expansion of its pipeline and storage system, adding new customers who formerly used higher-cost propane, and strengthening pipeline integrity in a multi-year line replacement program.

The Company maintained its focus on sustainability as Consumers Energy was ranked as a “Top 2015 Environmental Champion” by MSI Cogent Reports in the Midwest Combination category.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy will hold a webcast to discuss its 2015 third quarter results and provide a business and financial outlook on October 29 at 9:00 AM (EDT).  To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company’s reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2015	2014	2015	2014

Operating Revenue	$1,486	$1,430	$4,947	$5,421

Operating Expenses	1,169	1,194	4,029	4,542

Operating Income	$317	$236	$918	$879

Other Income	7	6	16	1

Interest Charges	101	101	305	303

Income before Income Taxes	$223	$141	$629	$577

Income Tax Expense	75	47	211	195

Net Income	$148	$94	$418	$382

Income Attributable to Noncontrolling Interests	—	—	1	1

Net Income Available to Common Stockholders	$148	$94	$417	$381

Income Per Share
Basic	$0.53	$0.34	$1.51	$1.41
Diluted	0.53	0.34	1.51	1.39

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	September 30	December 31
	2015	2014
	(Unaudited)
Assets
Cash and cash equivalents	$150	$207
Restricted cash and cash equivalents	52	37
Other current assets	1,921	2,353
Total current assets	$2,123	$2,597
Plant, property, and equipment	14,160	13,412
Other non-current assets	3,169	3,176
Total Assets	$19,452	$19,185

Liabilities and Equity
Current liabilities	$979	$1,414
Non-current liabilities	5,711	5,325
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	7,427	7,428
Non-recourse debt	1,018	884
Total debt, capital leases, and financing obligation	8,445	8,312
Noncontrolling interests	37	37
Common stockholders’ equity	3,902	3,670
Total capitalization	$12,384	$12,019
Securitization debt	378	427
Total Liabilities and Equity	$19,452	$19,185

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Nine Months
	(Unaudited)
	2015	2014

Beginning of Period Cash	$207	$172

Cash provided by operating activities	$1,420	$962
Cash used in investing activities	(1,340)	(1,347)
Cash flow from operating and investing activities	$80	$(385)
Cash provided by (used in) financing activities	(137)	706
Total Cash Flow	$(57)	$321

End of Period Cash	$150	$493

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Third Quarter			Nine Months
	(Unaudited)			(Unaudited)
	2015		2014	2015		2014

Net Income Available to Common Stockholders	$148		$94	$417		$381

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*	(*	)	(*	)

Restructuring Costs and Other	*		9	*		9

Adjusted Net Income - Non-GAAP Basis	$148		$103	$417		$390

Average Number of Common Shares Outstanding
Basic	276		274	275		269
Diluted	277		275	276		274

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.53		$0.34	$1.51		$1.41

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*	(*	)	(*	)

Restructuring Costs and Other	*		0.03	*		0.03

Adjusted Net Income - Non-GAAP Basis	$0.53		$0.37	$1.51		$1.44

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.53		$0.34	$1.51		$1.39

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*	(*	)	(*	)

Restructuring Costs and Other	*		0.03	*		0.03

Adjusted Net Income - Non-GAAP Basis	$0.53		$0.37	$1.51		$1.42

Note:

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.

* Less than $500 thousand or $0.01 per share.